UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 13, 2020 (August 13, 2020)

Commission File Number	Exact Name of Registrant as Specified in its Charter, Principal Office Address and Telephone Number	State of Incorporation or Organization	I.R.S. Employer Identification No.
001-38646	Dow Inc. 2211 H.H. Dow Way, Midland, MI 48674 (989) 636-1000	Delaware	30-1128146

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Dow Inc.	Common Stock, par value $0.01 per share	DOW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2020, the Board of Directors (the “Board”) of Dow Inc. (the “Company”) expanded the size of the Board from eleven to twelve members, and appointed Gaurdie Banister Jr. to serve as a director effective immediately until the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

The Board has determined that Mr. Banister is an independent director in accordance with the standards of independence of the New York Stock Exchange, SEC rules and as described in the Company’s Corporate Governance Guidelines. There is no arrangement or understanding between Mr. Banister and any other person pursuant to which he was selected as a director of the Company. There are no transactions in which Mr. Banister has an interest that require disclosure under Item 404(a) of Regulation S-K.

Mr. Banister will participate in compensation arrangements for non-employee directors of the Company as described under the heading “Director Compensation” on page 18 of the Company’s Proxy Statement filed with the SEC on February 28, 2020.

Mr. Banister will serve on the Compensation and Leadership Development Committee and the Environment, Health, Safety & Technology Committee.

A copy of the August 13, 2020 press release announcing the new director is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The exhibits listed on the Exhibit Index are incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 13, 2020

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW INC.

Date: August 13, 2020

/s/ AMY E. WILSON
Amy E. Wilson
General Counsel and Corporate Secretary

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